Exhibit 16.1

November 18, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: PMX Communities, Inc.

Commission File No. 000-53974

We have read the statements that we understand PMX Communities, Inc. will include under Item 4.01 of the Form 8-K report dated November 16, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

      9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com